                                                                   EXHIBIT 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial statements have been prepared to give effect to the merger using the purchase method of accounting.

    The unaudited pro forma combined balance sheet as of September 30, 1999 gives effect to the merger as if it had occurred on such date, and reflects the allocation of the purchase price to the LeukoSite assets acquired, including in-process research and development, and liabilities assumed. The unaudited pro forma combined statements of operations combine the historical statements of operations of Millennium and LeukoSite as if the merger had occurred at January 1, 1998. The historical financial statements of LeukoSite included herein have been adjusted on a pro forma basis to reflect the February 1999 acquisition of CytoMed, Inc. by LeukoSite as if such acquisition had occurred on January 1, 1998 ("Historical LeukoSite Financial Statements Assuming the CytoMed Acquisition"). Information with respect to the 1998 Historical LeukoSite Financial Statements Assuming the CytoMed Acquisition is derived from and can be found in the LeukoSite Form 8-K filed on April 27, 1999 in conjunction with the CytoMed acquisition and incorporated by reference herein. The unaudited pro forma combined statement of operations for the nine-month period ended
September 30, 1999 combines the historical unaudited statements of operations of Millennium and LeukoSite, as adjusted, for such period. It is expected that following the merger, Millennium will incur additional costs, which are not expected to be significant to the combined results of operations, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma combined financial statements.

    The Millennium statement of operations for the period in which the merger occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $327.6 million, or 59.2% of the purchase price. This amount represents the values determined by management, using a discounted cash flow methodology, to be attributable to the in-process research and development programs of LeukoSite based on a preliminary valuation of such programs. Such amount is subject to significant change pending completion of the final independent valuation analysis. The charge relates to specific on-going research and development programs and preclinical projects. Assuming each of these research programs continues through all stages of clinical development, the projected future research and development expenditures related to these programs, excluding the cost of research and development which may be performed by corporate collaborators, is approximately $139.3 million. The programs are forecasted to be completed at various times between 2000 and 2006. If Millennium would have allocated less of the purchase price to these programs, the value would have been recorded as goodwill on the balance sheet and amortized over the expected benefit period, resulting in increased amortization expense during that period. Millennium believes that the allocation of the purchase price to these programs is appropriate given the future potential of these programs to contribute to the operations of Millennium.

    Unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined financial statements are based upon the respective historical financial statements of Millennium and LeukoSite, as adjusted, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

                        MILLENNIUM PHARMACEUTICALS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

                            AS OF SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                       HISTORICAL LEUKOSITE
                                    HISTORICAL         FINANCIAL STATEMENTS                           PRO FORMA
                                    MILLENNIUM             ASSUMING THE        PRO FORMA             MILLENNIUM
                               PHARMACEUTICALS, INC.   CYTOMED ACQUISITION    ADJUSTMENTS       PHARMACEUTICALS, INC.
                               ---------------------   --------------------   -----------       ---------------------
ASSETS

Current Assets:
  Cash and cash equivalents..         $ 81,960               $  8,021                                  $ 89,981
  Marketable securities......          143,220                 14,360                                   157,580
  Due from strategic
    partners.................            9,547                                                            9,547
  Prepaid expenses and other
    current assets...........            6,746                  6,900                                    13,646
                                      --------               --------          --------                --------
Total current assets.........          241,473                 29,281                                   270,754
                                      --------               --------          --------                --------
Property and equipment, net..           51,152                  4,541                                    55,693
Restricted cash and other
  assets.....................           12,564                  5,291                                    17,855
Intangible assets, net.......            3,684                    208          $ 43,072 (B)             200,758
                                                                                  2,920 (C)
                                                                                151,082 (D)
                                                                                   (208)(F)
                                      --------               --------          --------                --------
Total assets.................         $308,873               $ 39,321          $196,866                $545,060
                                      ========               ========          ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...........         $ 13,450               $    464                                  $ 13,914
  Accrued expenses...........            8,466                  5,259          $  7,000 (E)              20,725
  Deferred revenue...........            7,371                  2,540                                     9,911
  Current portion of capital
    lease obligations........            8,836                    959                                     9,795
                                      --------               --------          --------                --------
Total current liabilities....           38,123                  9,222             7,000                  54,345
                                      --------               --------          --------                --------
Capital lease obligations,
  net of current portion.....           25,984                    975                                    26,959
Minority interest............           15,564                                                           15,564

Commitments and contingencies

Stockholders' equity:
  Preferred stock............
  Common stock...............               36                    147              (147)(G)                  43
                                                                                      7 (H)
  Additional paid-in                   321,525                 97,594           (97,594)(G)             868,126
    capital..................                                                   546,601 (H)
  Deferred compensation......           (1,370)                                                          (1,370)
  Notes receivable from
    officers.................              (29)                                                             (29)
  Other comprehensive loss...             (539)                                                            (539)
  Accumulated deficit........          (90,421)               (68,617)         (327,618)(A)            (418,039)
                                                                                 68,617 (G)
                                      --------               --------          --------                --------
Total stockholders' equity...          229,202                 29,124           189,866                 448,192
                                      --------               --------          --------                --------
Total liabilities and
  stockholders' equity.......         $308,873               $ 39,321          $196,866                $545,060
                                      ========               ========          ========                ========

             See notes to unaudited pro forma financial statements.

                        MILLENIUM PHARMACEUTICALS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             HISTORICAL
                                                             LEUKOSITE
                                                             FINANCIAL
                                                             STATEMENTS                           PRO
                                         HISTORICAL         ASSUMING THE                         FORMA
                                         MILLENNIUM           CYTOMED       PRO FORMA         MILLENNIUM
                                    PHARMACEUTICALS, INC.   ACQUISITION    ADJUSTMENTS   PHARMACEUTICALS, INC.
                                    ---------------------   ------------   -----------   ---------------------
Revenues:
  Strategic alliances.............        $128,581                                             $ 128,581
  Corporate collaborations and
    grants........................                            $  8,267                             8,267
  Joint venture revenue...........                               2,662                             2,662
                                          --------            --------      ---------          ---------
                                           128,581              10,929                           139,510
                                          --------            --------      ---------          ---------
Costs and expenses:
  Research and development........         113,276              23,551                           136,827
  General and administrative......          23,907               2,567                            26,474
  Acquired in-process research and
    development...................                               2,661                             2,661
  Amortization of intangible
    assets........................           2,027                          $  36,951 (I)         38,978
                                          --------            --------      ---------          ---------
                                           139,210              28,779         36,951            204,940
                                          --------            --------      ---------          ---------
Loss from operations..............         (10,629)            (17,850)       (36,951)           (65,430)
Interest income...................           9,209               1,021                            10,230
Interest expense..................          (2,177)               (131)                           (2,308)
Minority interest.................           2,204                                                 2,204
Equity in operations of joint
  venture.........................                              (3,900)                           (3,900)
                                          --------            --------      ---------          ---------
Net loss..........................        $ (1,393)           $(20,860)     $ (36,951)         $ (59,204)
                                          ========            ========      =========          =========
Basic and diluted net loss per
  share...........................        $  (0.04)           $  (1.49)                        ($   1.40)
                                          ========            ========                         =========

Shares Used In Calculating:
Basic and diluted net loss per
  share...........................          35,817              13,988        (13,988)(J)         42,394
                                                                                6,577 (K)
                                          ========            ========                         =========

             See notes to unaudited pro forma financial statements.

                        MILLENNIUM PHARMACEUTICALS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             HISTORICAL
                                                             LEUKOSITE
                                                             FINANCIAL
                                                             STATEMENTS                           PRO
                                         HISTORICAL         ASSUMING THE                         FORMA
                                         MILLENNIUM           CYTOMED       PRO FORMA         MILLENNIUM
                                    PHARMACEUTICALS, INC.   ACQUISITION    ADJUSTMENTS   PHARMACEUTICALS, INC.
                                    ---------------------   ------------   -----------   ---------------------
Revenues:
  Strategic alliances.............        $133,682                                             $ 133,682
  Corporate collaborations and
    grants........................                            $ 12,324                            12,324
  Joint venture revenue...........                               1,260                             1,260
                                          --------            --------      ---------          ---------
                                           133,682              13,584                           147,266
                                          --------            --------      ---------          ---------
Costs and expenses:
  Research and development........         114,190              24,535                           138,725
  General and administrative......          24,419               4,144                            28,563
  Amortization of intangible
    assets........................           2,702                          $  49,269 (I)         51,971
                                          --------            --------      ---------          ---------
                                           141,311              28,679         49,269            219,259
                                          --------            --------      ---------          ---------
Loss from operations..............          (7,629)            (15,095)       (49,269)           (71,993)
Interest income...................           6,198               1,789                             7,987
Interest expense..................          (2,410)               (171)                           (2,581)
Minority interest.................          14,179                                                14,179
Equity in operations of joint
  venture.........................                              (3,858)                           (3,858)
                                          --------            --------      ---------          ---------
Net income (loss).................        $ 10,338            $(17,335)     $ (49,269)         $ (56,266)
                                          ========            ========      =========          =========
Basic net income (loss) per
  share...........................        $   0.34            $  (1.39)                        $   (1.52)
                                          ========            ========                         =========
Diluted net income (loss) per
  share...........................        $   0.33            $  (1.39)                        $   (1.52)
                                          ========            ========                         =========

Shares Used In Calculating:
Basic net income (loss) per                                                   (12,462)(J)
  share...........................          30,319              12,462          6,577 (K)         36,896
                                          ========            ========                         =========
Diluted net income (loss) per
  share...........................          31,508              12,462                            36,896
                                          ========            ========                         =========

             See notes to unaudited pro forma financial statements.

                        MILLENNIUM PHARMACEUTICALS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1

    The unaudited pro forma combined financial statements reflect the conversion of all of the outstanding shares of LeukoSite common stock into approximately 6,577,110 shares of Millennium common stock pursuant to the merger. This calculation is based on LeukoSite's outstanding capitalization at September 30, 1999 using the conversion ratio of 0.4296 of a share of Millennium common stock for each share of outstanding LeukoSite common stock. Options and warrants to purchase approximately 2,297,246 shares of LeukoSite common stock with a weighted average exercise price of $9.17 will be assumed by Millennium pursuant to the merger and converted into options and warrants to purchase 986,911 shares of Millennium common stock. The total cost of the proposed merger is estimated to be approximately $553.6 million, determined as follows (in thousands):

Fair value of Millennium shares (calculated using $74.52 per share fair value at the date of the merger agreement).....  $490,100
Value of LeukoSite options and warrants assumed.............    56,508
Millennium transaction costs, consisting primarily of
  financial advisory, legal and accounting fees.............     7,000
                                                              --------
                                                              $553,608
                                                              ========

    Based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed, Millennium has allocated the total cost of the merger to the net assets of LeukoSite as follows (in thousands):

Tangible assets acquired....................................  $ 39,113
In-process research and development.........................   327,618
Intangible assets (assembled workforce, core technology and
  goodwill).................................................   197,074
Liabilities assumed.........................................   (10,197)
                                                              --------
                                                              $553,608
                                                              ========

    LeukoSite is engaged in the discovery and development of a new class of pharmaceutical products for the treatment or prevention of serious diseases. LeukoSite's business focus is in the development of medicines for treating cancer and inflammatory, autoimmune and viral diseases. LeukoSite's research and development programs in these areas are in various stages from pre-clinical development to late stage clinical trials. LeukoSite's strategy has been to develop and commercialize its products through alliances with major pharmaceutical and biotechnology companies. No products utilizing LeukoSite's proprietary technologies have been approved for marketing to date. The LeukoSite research and development programs currently in process were valued as follows:

CAMPATH-Registered Trademark-...............................  $ 38,922
LDP-01......................................................    20,155
LDP-02......................................................    24,482
LDP-341.....................................................   139,149
LDP-977.....................................................    17,334
Preclinical projects........................................    87,576
                                                              --------
                                                              $327,618
                                                              ========

                        MILLENNIUM PHARMACEUTICALS, INC.

NOTE 1 (CONTINUED)

    The in-process research and development has been written off against the combined retained earnings. Because the charge is nonrecurring, it has not been reflected in the pro forma combined statements of operations. Such charge will be included in the Millennium statement of operations in the quarter in which the merger is completed. The intangible assets will be amortized over their estimated useful lives of 4 years.

NOTE 2

    The pro forma combined balance sheet includes the adjustments necessary to give effect to the merger as if it had occurred on September 30, 1999 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including a charge to retained earnings for acquired in-process research and development and the elimination of LeukoSite's equity accounts. Adjustments included in the pro forma combined balance sheet are summarized as follows (in thousands except per share amounts):

    (A) The charge to operations for in-process research and development of $327,618.

    (B) The valuation of $43,072 for LeukoSite core technology.

    (C) The valuation of $2,920 for the LeukoSite workforce.

    (D) The valuation of $151,082 for the LeukoSite goodwill.

    (E) The accrual of the estimated acquisition costs of $7,000.

    (F) To eliminate LeukoSite historical goodwill of $208.

    (G) To eliminate LeukoSite historical stockholders' equity amounts:

Common stock................................................  $   147
Additional paid-in capital..................................   97,594
Accumulated deficit.........................................   68,617

    (H) Issuance of 6,577,110 shares of Millennium $.001 par value common stock to acquire all of the outstanding common stock of LeukoSite and assumption of options and warrants to purchase common stock, as discussed in Note 1. Common stock credited for $7 and additional paid-in capital credited for $546,601, including an adjustment of $56,508 to reflect the fair value of stock options and warrants issued by Millennium Pharmaceuticals in exchange for the LeukoSite stock options and warrants.

NOTE 3

    The Historical LeukoSite Financial Statements Assuming the CytoMed Acquisition, for the nine months ended September 30, 1999, have been adjusted on a pro forma basis to reflect the February 1999 acquisition of CytoMed, Inc. by LeukoSite as if such acquisition had occurred on January 1, 1998. Such pro forma adjustments include the addition of $744 of Research and Development Costs, incurred by CytoMed in 1999 prior to the acquisition, and the reversal of the $1,588 Acquired In-Process Research and Development charge, associated with the CytoMed acquisition, due to its non-recurring nature.

                        MILLENNIUM PHARMACEUTICALS, INC.

NOTE 3 (CONTINUED)

    The Historical LeukoSite Financial Statements Assuming the CytoMed Acquisition for the year ended December 31, 1998 are derived from and can be found in the LeukoSite Form 8-K filed on April 27, 1999 in conjunction with the CytoMed acquisition.

NOTE 4

    The pro forma combined statements of operations include the adjustments necessary to give effect to the merger as if it had occurred on January 1, 1998.

    (I) Adjustments consist of the amortization of acquired intangible assets using the following estimated useful lives:

Assembled workforce.........................................  4 years
Core technology.............................................  4 years
Goodwill....................................................  4 years

NOTE 5

    (J) To eliminate LeukoSite weighted average shares outstanding.

    (K) Pro forma basic and diluted net loss per share amounts for the year ended December 31, 1998 and the nine-month period ended September 30, 1999, are based upon the historical weighted-average number of Millennium common stock outstanding adjusted to reflect the issuance, as of January 1, 1998, of approximately 6,577,110 shares of Millennium common stock.

    (L) The impact of outstanding options and warrants, including LeukoSite options and warrants assumed, has been excluded from the calculation of diluted net loss per share as the effect would be antidilutive.